As filed with the Securities and Exchange Commission on May 22, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2018239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

CASH AMERICA INTERNATIONAL, INC.

2014 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

J. Curtis Linscott

Executive Vice President, General Counsel & Secretary

CASH AMERICA INTERNATIONAL, INC.

1600 West 7th Street

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 335-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)
Common Stock, par value $.10 per share	3,400,000	$43.80	$148,920,000	$19,181

(1)	This registration statement covers an aggregate of 3,400,000 shares of Cash America International, Inc.’s common stock, par value $.10 per share (the “Common Stock”), issuable pursuant to the Cash America International, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”). Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2014 LTIP.
(2)	Estimated solely for the purpose of computing the registration fee.
(3)	Calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. Accordingly, the amount of the registration fee is calculated based upon 3,400,000 shares of Common Stock reserved for issuance under the 2014 LTIP at a price of $43.80, which is the average of the high and low price per share of Common Stock on the New York Stock Exchange on May 16, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as required by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Cash America International, Inc. (the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, but excluding any portions thereof that are furnished and not filed, are incorporated by reference into this Registration Statement:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 3, 2014;

(2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 2, 2014;

(3) the Registrant’s Current Reports on Form 8-K filed with the Commission (other than information and exhibits included in such Current Reports on Form 8-K that have been furnished and not filed in accordance with the rules and regulations of the Commission) on May 15, 2014; January 27, 2014; January 15, 2014; and January 8, 2014.

(4) the description of the Common Stock set forth in the Registration Statement on Form 8-A filed with the Commission on October 5, 1987, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Texas Business Organizations Code (the “TBOC”) provides that a corporation may indemnify a governing person, a former governing person or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under the TBOC is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory for a governing person, a former governing person or delegate if the person is wholly successful on the merits or otherwise, in the defense of the proceeding. Governing persons include the board of directors of a corporation or other persons authorized to perform the functions of the board of directors of a corporation.

The Registrant’s Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the TBOC. Indemnification under the Registrant’s Bylaws permit the Registrant to advance litigation expenses in the case of shareholder derivative actions or other actions. The Registrant’s Bylaws permit the Registrant to purchase and maintain liability, indemnification and/or other similar insurance. The Registrant’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act of 1933.

The above discussion of the TBOC and the Registrant’s Bylaws is not intended to be exhaustive and is qualified in its entirety by the TBOC and the Registrant’s Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984	S-1	33-10752	3.1	12/11/86

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984	S-1	33-10752	3.2	12/11/86

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986	S-1	33-10752	3.3	12/11/86

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987	S-4/A	33-17275	3.4	10/08/87

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the company’s name to “Cash America International, Inc.”	10-K	001-09733	3.5	03/29/93

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993	10-K	001-09733	3.6	3/30/94

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.7	Second Amended and Restated Bylaws of Cash America International, Inc. effective January 15, 2014	8-K	001-09733	3.1	1/15/14

4.8	Form of Stock Certificate	10-K	001-09733	4.1	3/29/93

4.9	Cash America International, Inc. 2014 Long-Term Incentive Plan	DEF 14A	001-09733	Appendix A	4/11/14

5.1	Opinion of Hunton and Williams LLP					X

23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X

Item 9. Undertakings

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant’s pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 22, 2014.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below on behalf of Cash America International, Inc., a Texas Corporation, hereby constitutes and appoints Thomas A. Bessant, Jr. and J. Curtis Linscott, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done the same or any of the foregoing by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Jack R. Daugherty Jack R. Daugherty	Chairman of the Board and Director	May 22, 2014

/s/ Daniel R. Feehan Daniel R. Feehan	Chief Executive Officer, President and Director (Principal Executive Officer)	May 22, 2014

/s/ Thomas A. Bessant, Jr. Thomas A. Bessant, Jr.	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2014

/s/ Daniel E. Berce Daniel E. Berce	Director	May 22, 2014

/s/ James H. Graves James H. Graves	Director	May 22, 2014

/s/ B.D. Hunter B.D. Hunter	Director	May 22, 2014

/s/ Timothy J. McKibben Timothy J. McKibben	Director	May 22, 2014

/s/ Alfred M. Micallef Alfred M. Micallef	Director	May 22, 2014

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984	S-1	33-10752	3.1	12/11/86

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984	S-1	33-10752	3.2	12/11/86

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986	S-1	33-10752	3.3	12/11/86

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987	S-4/A	33-17275	3.4	10/08/87

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the company’s name to “Cash America International, Inc.”	10-K	001-09733	3.5	03/29/93

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. (the “Company”) filed in Office of the Secretary of State of Texas on May 21, 1993	10-K	001-09733	3.6	3/30/94

4.7	Second Amended and Restated Bylaws of Cash America International, Inc. effective January 15, 2014	8-K	001-09733	3.1	1/15/14

4.8	Form of Stock Certificate	10-K	001-09733	4.1	3/29/93

4.9	Cash America International, Inc. 2014 Long-Term Incentive Plan	DEF 14A	001-09733	Appendix A	4/11/14

5.1	Opinion of Hunton and Williams LLP					X

23.1	Consent of Hunton and Williams LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP					X

24.1	Power of Attorney (included with the signature page of this Registration Statement)					X